UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2011

CNL Lifestyle Properties, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-51288	20-0183627
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 South Orange Avenue, Orlando, Florida 32801

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 407-650-1000

(Former name or former address, if changed since last report).

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On August 17, 2011, CNL Lifestyle Properties, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Initial 8-K”) disclosing its acquisition of six senior living facilities (the “Properties”) through a joint venture with Sunrise Senior Living Investments, Inc. (“Sunrise”). As previously reported by the Company on a Current Report on Form 8-K, on January 10, 2011, the Company acquired 29 senior living facilities through another joint venture with Sunrise. The acquisition of the Properties are considered related businesses to the previously acquired 29 facilities.

This Current Report on Form 8-K/A hereby amends the Initial 8-K to include the financial information required by Item 9.01 relating to the acquisition of the Properties.

Item 9.01	Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired

Sunrise Third Senior Living Holdings, LLC

Consolidated Financial Statements as of and for the years ended December 31, 2010 and 2009

Report of Independent Auditors

Consolidated Balance Sheets

Consolidated Statements of Operations

Consolidated Statements of Changes in Members’ Equity

Consolidated Statements of Cash Flows

Notes to Consolidated Financial Statements

Consolidated Financial Statements as of and for the years ended December 31, 2008 and 2007

Independent Auditors’ Report

Consolidated Balance Sheets

Consolidated Statements of Operations

Consolidated Statements of Changes in Members’ Capital

Consolidated Statements of Cash Flows

Notes to Consolidated Financial Statements

MetSun Two Pool One, LLC

Unaudited financial statements as of June 30, 2011 and December 31, 2010 and for the six months ended June 30, 2011 and 2010

Consolidated Balance Sheets

Consolidated Statements of Operations

Consolidated Statement of Changes in Member’s Deficit

Consolidated Statements of Cash Flows

Notes to Consolidated Financial Statements

Consolidated Financial Statements as of December 31, 2010 and 2009 and for the years ended December 31, 2010, 2009 and 2008

Report of Independent Auditors

Consolidated Balance Sheets

Consolidated Statements of Operations

Consolidated Statements of Changes in Member’s (Deficit) Equity

Consolidated Statements of Cash Flows

Notes to Consolidated Financial Statements

(b) Pro Forma Financial Information

CNL Lifestyle Properties, Inc.

Pro Forma Condensed Consolidated Financial Information:

Unaudited Pro Forma Condensed Consolidated Financial Information

Unaudited Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2011

Unaudited Pro Forma Condensed Consolidated Statement of Operations for the six months ended June 30, 2011

Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2010

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

(d) Exhibits

23.1 Consent of Independent Auditors

23.2 Consent of Independent Auditors

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 11, 2011	CNL LIFESTYLE PROPERTIES, INC.

By: /s/ Joseph T. Johnson
Name: Joseph T. Johnson
Title: Senior Vice President and
Chief Financial Officer

Consolidated Financial Statements as of December 31, 2010 and 2009 and for the years ended December 31, 2010, 2009 and 2008

Report of Independent Auditors	F – 32

Consolidated Balance Sheets	F – 33

Consolidated Statements of Operations	F – 34

Consolidated Statements of Changes in Member’s (Deficit) Equity	F – 35

Consolidated Statements of Cash Flows	F – 36

Notes to Consolidated Financial Statements	F – 38

CNL Lifestyle Properties, Inc.

Pro Forma Condensed Consolidated Financial Information:	F – 44

Unaudited Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2011	F – 45

Unaudited Pro Forma Condensed Consolidated Statement of Operations for the six months ended June 30, 2011	F – 46

Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2010	F – 47

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements	F – 48

Report of Independent Auditors

To Members of

Sunrise Third Senior Living Holdings, LLC:

We have audited the accompanying consolidated balance sheets of Sunrise Third Senior Living Holdings, LLC (the “Company”) as of December 31, 2010 and 2009, and the related consolidated statements of operations, changes in members’ equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Sunrise Third Senior Living Holdings, LLC at December 31, 2010 and 2009, and the consolidated results of its operations and its cash flows for the years then ended in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP

March 21, 2011

F – 1

SUNRISE THIRD SENIOR LIVING HOLDINGS, LLC

CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 31, 2010 AND 2009

	2010	2009
ASSETS
PROPERTY AND EQUIPMENT:
Land and land improvements	$74,404,873	$74,399,836
Building and building improvements	338,201,898	338,303,427
Furniture and equipment	33,052,252	31,406,451
Construction in progress	352,854	425,124

	446,011,877	444,534,838
Less accumulated depreciation	(91,480,969)	(78,516,796)

Property and equipment — net	354,530,908	366,018,042
CASH AND CASH EQUIVALENTS	9,414,834	7,921,996
RESTRICTED CASH	3,930,662	4,601,263
ACCOUNTS RECEIVABLE — Net of allowance for doubtful accounts of $1,291,682 and $1,185,674 for 2010 and 2009, respectively	1,762,194	2,011,875
PREPAID EXPENSES AND OTHER ASSETS	932,572	994,354
DEFERRED FINANCING COSTS — Net of accumulated amortization of $4,317,670 and $3,606,427 for 2010 and 2009, respectively	1,496,764	2,208,007

TOTAL	$372,067,934	$383,755,537

LIABILITIES AND MEMBERS’ EQUITY
LIABILITIES:
Notes payable	$288,809,228	$298,512,312
Accounts payable and accrued expenses	6,251,872	5,359,478
Payable to affiliates — net	550,029	1,423,542
Deferred rent	2,469,077	2,205,355
Deferred revenue	6,768,354	6,958,517
Security and reservation deposits	117,000	165,064

Total liabilities	304,965,560	314,624,268
MEMBERS’ EQUITY	67,102,374	69,131,269

TOTAL	$372,067,934	$383,755,537

See notes to consolidated financial statements.

F – 2

SUNRISE THIRD SENIOR LIVING HOLDINGS, LLC

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2010 AND 2009

	2010	2009
OPERATING REVENUE:
Resident fees	$138,778,238	$135,949,422
Other Income	674,985	627,049

Total operating revenue	139,453,223	136,576,471

OPERATING EXPENSES:
Labor	50,794,323	50,198,948
Depreciation and amortization	12,998,874	12,736,874
Management fees to affiliate	9,666,695	9,480,782
General and administrative	7,885,384	8,550,787
Taxes and license fees	5,515,524	4,943,039
Utilities	4,995,701	4,894,794
Food	4,747,207	4,854,837
Insurance	4,296,615	4,423,072
Repairs and maintenance	3,973,077	3,725,250
Advertising and marketing	2,322,902	1,566,766
Ancillary expenses	1,015,872	924,881
Ground rent and lease expense	646,525	676,589
Bad debt	613,678	668,190

Total operating expenses	109,472,377	107,644,809

INCOME FROM OPERATIONS	29,980,846	28,931,662
OTHER EXPENSES (INCOME):
Amortization of financing costs	711,243	711,242
Interest expense	12,055,559	12,441,569
(Gain) loss on disposal of fixed assets	(7,717)	10,987

Total other expenses	12,759,085	13,163,798

NET INCOME	$17,221,761	$15,767,864

See notes to consolidated financial statements.

F – 3

SUNRISE THIRD SENIOR LIVING HOLDINGS, LLC

CONSOLIDATED STATEMENTS OF CHANGES IN MEMBERS’ EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2010 AND 2009

	USALF3	SSLII	Total
MEMBERS’ EQUITY — January 1, 2009	$63,667,944	$7,685,367	$71,353,311
Distributions	(16,190,915)	(1,798,991)	(17,989,906)
Net income	14,191,078	1,576,786	15,767,864

MEMBERS’ EQUITY — December 31, 2009	61,668,107	7,463,162	69,131,269
Distributions	(17,325,590)	(1,925,066)	(19,250,656)
Net income	15,499,585	1,722,176	17,221,761

MEMBERS’ EQUITY — December 31, 2010	$59,842,102	$7,260,272	$67,102,374

See notes to consolidated financial statements.

F – 4

SUNRISE THIRD SENIOR LIVING HOLDINGS, LLC

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2010 AND 2009

	2010	2009
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$17,221,761	$15,767,864
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	12,998,874	12,736,874
Amortization of financing costs	711,243	711,242
Provision for bad debts	613,678	668,190
(Gain) loss on disposal of fixed assets	(7,717)	10,987
Changes in operating assets and liabilities:
Accounts receivable	(363,997)	(218,883)
Prepaid expenses and other assets	61,782	(59,799)
Accounts payable and accrued expenses	764,787	19,834
Payable to affiliates — net	(873,513)	911,963
Deferred rent	263,722	362,178
Deferred revenue	(190,163)	(271,789)
Security and reservation deposits	(48,064)	(69,000)

Net cash provided by operating activities	31,152,393	30,569,661

CASH FLOWS FROM INVESTING ACTIVITIES:
Restricted cash	670,601	(1,974,633)
Proceeds from sale of property and equipment	9,993	—
Purchases of property and equipment	(1,386,409)	(2,158,090)

Net cash used in investing activities	(705,815)	(4,132,723)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payment on notes payable	(9,703,084)	(9,333,429)
Distributions	(19,250,656)	(17,989,906)

Net cash used in financing activities	(28,953,740)	(27,323,335)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	1,492,838	(886,397)
CASH AND CASH EQUIVALENTS — Beginning of year	7,921,996	8,808,393

CASH AND CASH EQUIVALENTS — End of year	$9,414,834	$7,921,996

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION — Cash paid for interest	$12,055,559	$12,441,569

SUPPLEMENTAL DISCLOSURE OF NONCASH FLOW INFORMATION — Accrued capital expenditures	$127,607	$—

See notes to consolidated financial statements.

F – 5

SUNRISE THIRD SENIOR HOLDINGS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2010 AND 2009

1.	ORGANIZATION

Sunrise Third Senior Living Holdings, LLC (“Sunrise Third”) was formed on May 5, 2003 as a limited liability company under the laws of the state of Delaware. Sunrise Third shall terminate on June 30, 2028, unless substantially all of its assets are sold or the members elect to dissolve Sunrise Third prior to this date. Sunrise Senior Living Investments, Inc. (“SSLII”), a wholly-owned subsidiary of Sunrise Senior Living, Inc. (“SSLI”), is the managing member and holds a 10% ownership interest in Sunrise Third. US Assisted Living Facilities III, Inc. (“USALF3”), a Delaware corporation, holds a 90% ownership interest in Sunrise Third.

Sunrise Third has transferred its membership interest in or sold each of the Facilities to 29 separate special purpose vehicles (“SPV”s). Each SPV is administered by Global Securitization Services, LLC (“GSS”) and owned by an affiliate of GSS. The SPVs are variable interest entities as Sunrise Third has the power to direct the activities of the SPVs that most significantly impact economic performance, however, Sunrise Third does not have an equity investment at-risk in the SPVs. Sunrise Third also has the right to receive all of the benefits from the SPVs and the obligation to absorb all of the losses of the SPVs. Therefore, Sunrise Third is considered the primary beneficiary and accordingly, consolidates the SPVs. Since Sunrise Third has the right to receive all of the benefits from the SPVs and the obligation to absorb all of the losses of the SPVs, the assets and liabilities of the SPV’s are not shown separately in the consolidated balance sheets of Sunrise Third. There has been no change in, or risks associated with Sunrise Third’s involvement with the SPVs.

The operating agreements, effective June 30, 2003, detail the commitments of the members and provide the procedures for the return of capital to the members with defined priorities. All net cash flows from operations and capital proceeds are to be distributed according to the priorities pro rata as specified in the operating agreements. Contributions are made pro rata in proportion to the relative percentage interests of the member at the time of request. Net income is allocated to the members pro rata in proportion to the relative percentage interests of the members.

F – 6

The purpose of Sunrise Third is to lease and operate the following 29 assisted living facilities (the “Facilities”) which provide assisted living services for seniors:

Operator Entity	Location	Date Opened
Sunrise Village House, LLC	Montgomery Village, Maryland	May 1993
Sunrise Weston Assisted Living, LP	Weston, Massachusetts	December 1997
Sunrise Flossmoor Assisted Living, LLC	Flossmoor, Illinois	November 1999
Sunrise Gahanna Assisted Living, LLC	Gahanna, Ohio	March 1998
Sunrise Third Tustin, SL, LP	Tustin, California	September 2000
Sunrise Third Edgewater SL, LLC	Edgewater, New Jersey	October 2000
Sunrise Third Alta Loma SL, LP	Alta Loma, California	January 2001
Sunrise Chesterfield Assisted Living, LLC	Chesterfield, Missouri	October 2000
Sunrise Third Claremont SL, LP	Claremont, California	December 2000
Sunrise Third Holbrook SL, LLC	Holbrook, New York	June 2001
Sunrise Third Crystal Lake SL, LLC	Crystal Lake, Illinois	February 2001
Sunrise Third Gurnee SL, LLC	Gurnee, Illinois	May 2002
Sunrise Third West Bloomfield SL, LLC	West Bloomfield, Michigan	August 2000
Sunrise Third University Park SL, LLC	Colorado Springs, Colorado	February 2001
East Meadow A.L., LLC	East Meadow, New York	March 2002
Sunrise Third East Setauket SL, LLC	East Setauket, New York	June 2002
Sunrise North Naperville Assisted Living, LLC	Naperville, Illinois	June 2002
Sunrise Third Schaumburg SL, LLC	Schaumburg, Illinois	September 2001
Sunrise Third Roseville SL, LLC	Roseville, Minnesota	December 2001
Sunrise Third Lincroft SL, LLC	Lincroft, New Jersey	December 2001
Sunrise Third Plainview SL, LLC	Plainview, New York	January 2002
White Oak Assisted Living, LLC	Silver Spring, Maryland	March 2002
Canoga Park Assisted Living, LLC	West Hills, California	June 2002
Sunrise Basking Ridge Assisted Living, LLC	Basking Ridge, New Jersey	September 2002
Sunrise Third Dix Hills SL, LLC	Dix Hills, New York	March 2003
Sunrise Marlboro Assisted Living, LLC	Marlboro, New Jersey	January 2002
Sunrise Belmont Assisted Living, LLC	Belmont, California	October 2002
Sunrise Third West Babylon SL, LLC	West Babylon, New York	January 2003
Sunrise Kennebunk ME Senior Living, LLC	Kennebunk, Maine	December 2005

Senior living services include a residence, meals, and non-medical assistance to elderly residents for a monthly fee. The Facilities’ services are generally not covered by health insurance, and therefore, monthly fees are generally payable by the residents, their family, or another responsible party.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting — The accompanying consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles. The accompanying consolidated financial statements include the consolidated accounts of Sunrise Third, the Facilities, and SPVs (collectively, the “Company”) after elimination of significant intercompany accounts and transactions. The Company reviewed subsequent events through March 21, 2011, the date the consolidated financial statements were issued, for inclusion in these consolidated financial statements.

Use of Estimates — The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Significant estimates and assumptions have been made with respect to the useful lives of assets, recoverability of investments in property and equipment, recoverable amounts of receivables, amortization periods of deferred costs, and the fair value of financial instruments. Actual results could differ from those estimates.

F – 7

Property and Equipment — Property and equipment are recorded at cost. Maintenance and repairs are charged to expense as incurred. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets, as follows:

Land improvements	10-15 years
Building and improvements	30-40 years
Furniture, fixtures, and equipment	3-10 years

Property and equipment are reviewed for impairment whenever events or circumstances indicate that the carrying value may not be recoverable. Impairment is recognized when the asset’s undiscounted expected cash flows are not sufficient to recover its carrying amount. The Company measures an impairment loss for such assets by comparing the fair value of the asset to its carrying amount. No impairment charges were recorded in 2010 or 2009.

Cash and Cash Equivalents — Cash and cash equivalents include all highly liquid investments with an original maturity of three months or less. Throughout the year, the Company may have cash balances in excess of federally insured amounts on deposit with various financial institutions.

Restricted Cash — Restricted cash balances represent amounts set aside for debt service charges, real estate taxes, insurance and capital expenditures as required by the loan and management agreements.

Allowance for Doubtful Accounts — The Company provides an allowance for doubtful accounts on its outstanding receivables balance based on its collection history and an estimate of uncollectible accounts.

Deferred Financing Costs — Costs incurred in conjunction with obtaining permanent financing for the Company have been deferred and are amortized using the straight-line method, which approximates the effective interest method, to interest expense over the remaining term of the financing. Amortization expense for the years ended December 31, 2010 and 2009 was $711,243 and $711,242, respectively. The Company refinanced its loan in January 2011, as described in Note 8, at which time it expensed the remaining unamortized balance of deferred financing costs.

Revenue Recognition and Deferred Revenue — Operating revenue consists of resident fee revenue, including resident community fees. Generally, resident community fees approximating 30 to 60 times the daily residence fee are received from residents upon occupancy. Resident community fees are deferred and recognized as income over one year corresponding to the terms of agreements with residents. The agreements are cancelable by residents with 30 days notice. All other resident fee revenue is recognized when services are rendered. The Company bills the residents one month in advance of the services being rendered, and therefore, cash payments received for services are recorded as deferred revenue until the services are rendered and the revenue is earned.

Income Taxes —No provision has been made for federal and state income taxes, as the liability for such taxes, if any, is that of the members and not the Company. The Company is subject to franchise taxes in the states of California, Michigan, Massachusetts, and Ohio, where some of the properties are located. The Company is also subject to state income tax in the state of Michigan. These taxes are expensed as incurred and included in taxes and license fees in the accompanying consolidated financial statements.

In July 2006, the Financial Accounting Standards Board issued (FASB) Interpretation No. 48 (FIN 48), Accounting for Uncertainty in Income Taxes, which has principally been codified in ASC 740-10-25, Income Taxes, Overall Recognition (ASC 740-10-25). ASC 740-10-25 describes a comprehensive model for the measurement, recognition, presentation and disclosure of uncertain tax positions in the financial statements. Under the interpretation, the financial statements will reflect expected future tax consequences of such positions presuming the tax authorities’ have full knowledge of the position and all relevant facts, but without considering time values. The Company adopted the provisions of this statement on January 1, 2009. The adoption of this statement did not have any effect on the Company’s financial position or results of operations, and the Company has no uncertain tax positions that require accrual as of December 31, 2010.

F – 8

Fair Value Measurements —The Company adopted the provisions of ASC Fair Value Measurements Topic for non-financial assets and liabilities on January 1, 2009. The Company had previously adopted the other provisions of fair value measurement for financial assets and liabilities on January 1, 2008. Fair value is based on the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. In order to increase consistency and comparability in fair value measurements, ASC Fair Value Measurements Topic establishes a fair value hierarchy that prioritizes observable and unobservable inputs used to measure fair value into three broad levels. These levels, in order of highest priority to lowest priority, are described below:

Level 1 — Quoted prices (unadjusted) in active markets that are accessible at the measurement date for assets or liabilities.

Level 2 — Observable prices that are based on inputs not quoted on active markets, but corroborated by market data.

Level 3 — Unobservable inputs are used when little or no market data is available.

As of December 31, 2010 and 2009, the carrying amounts of certain financial instruments, including cash and cash equivalents, accounts receivable, accounts payable, accrued expenses and other liabilities were representative of their fair values because of the short-term maturity of these instruments.

3.	TRANSACTIONS WITH AFFILIATES

The Company has entered into management agreements with Sunrise Senior Living Management, Inc. (“SSLMI”), a wholly-owned subsidiary of SSLI, to manage each of the Facilities. The agreements have terms of 25 years and expire in 2028 and 2030. The agreements provide for management fees to be paid monthly and consist of a variable fee ranging from 6.5% to 7.0% of the adjusted gross revenues of the Facilities (as defined in the agreements). Total management fees incurred were $9,666,695 and $9,480,782 in 2010 and 2009, respectively.

The agreements also provide for reimbursement to SSLMI of all direct costs of operations. Payments to SSLMI for direct operating expenses were $95,000,331 and $92,800,047 in 2010 and 2009, respectively.

The Company obtains worker’s compensation, professional and general liability, and auto coverage through Sunrise Senior Living Insurance, Inc., an affiliate of SSLI. Related payments totaled $3,949,415 and $4,570,618 in 2010 and 2009, respectively.

The Company had net payables to SSLI of $550,029 and $1,423,542 as of December 31, 2010 and 2009, respectively. These transactions are subject to the right of offset, wherein any receivables from the affiliate can be offset by any payables to the affiliate, and therefore, the amounts have been presented as payable to affiliates — net in the accompanying consolidated financial statements. The amounts are non-interest-bearing and due on demand.

The management agreements for the Facilities require SSLMI to set aside from Facility operations a reserve to cover the cost of certain fixed asset additions, repairs, and maintenance. SSLMI is required to transfer funds of 1.25% of gross revenues per month into this reserve account as originally established by the members in the formation of the Company. There was $853,525 and $1,458,422 in this reserve, included in restricted cash in the accompanying consolidated balance sheets, as of December 31, 2010 and 2009, respectively.

F – 9

4.	NOTES PAYABLE

The Company has 29 loans outstanding. Each loan is secured by the related facility and payments required on the loans are guaranteed by SSLI. The loans are subject to prepayment penalties and are cross-collateralized and cross-defaulted with one another.

Seventeen of the properties have notes payable to finance institutions, due in monthly installments, with the remaining balance of the notes maturing from January 2013 through June 2014. The notes bear interest at rates ranging from 5.31% to 6.20%, with an aggregate outstanding balance totaling $146,734,485 and $150,950,884 as of December 31, 2010 and 2009, respectively.

Twelve of the properties refinanced their debt in 2005 and each have a note payable to a finance institution, due in monthly installments, with the remaining balance of each note maturing October 1, 2012. The notes bear interest at the 30-day London Interbank Offered Rate (“LIBOR”) plus 2.33%, not to exceed 7.06%. The 30-day LIBOR rate was 0.26% and 0.23% as of December 31, 2010 and 2009, respectively. The aggregate outstanding balances were $142,074,743 and $147,561,428 as of December 31, 2010 and 2009, respectively.

Prior to June 8, 2010, the loans described above required SSLI to meet certain financial debt covenants including a minimum liquidity requirement of $25 million and a net worth requirement of $450 million. As of December 31, 2009, SSLI was not in compliance with the minimum net worth requirement. Under the terms of the debt agreements, the lender could have demanded full payment of the outstanding principal and accrued but unpaid interest at any time. On June 8, 2010, the lender waived the minimum net worth requirement related to SSLI through July 2012 at which time a net worth covenant of $50 million will be required from August 2012 to July 2013 and $75 million from August 2013 through maturity, with all other terms remaining unchanged from the original loan agreement. As of December 31, 2010, the Company was in compliance with all financial and non-financial covenants.

Principal maturities of notes payable as of December 31, 2010 are as follows:

2011	$10,019,778
2012	141,143,678
2013	101,943,300
2014	35,702,472

Total	$288,809,228

The Company has applied the provisions of ASC Fair Value Measurements when preparing fair value disclosures of its notes payable. The fair value of the Company’s notes payable has been estimated based on current rates offered for debt with the same remaining maturities and comparable collateralizing assets. Changes in assumptions or methodologies used to make estimates may have a material effect on the estimated fair value. Per ASC Fair Value Measurements, the Company has applied Level 2 type inputs to determine that the estimated fair value of the Company’s notes payable was $275,770,589 and $290,031,296 as of December 31, 2010 and 2009, respectively.

As discussed in Note 8, Subsequent Events, the notes payable were prepaid on January 10, 2011 as part of USALF3’s sale of its 90% interest in the Company to CC3 Acquisition, LLC (“CC3”). The prepayment penalties, fees, and interest were paid by the buyer, CC3, at closing as part of the transaction.

F – 10

5.	INCOME TAXES

In general, entities that are recognized as limited liability companies for federal income tax purposes are not subject to income tax at the entity level. A limited liability company is a flow-through entity, and therefore, the income or loss generated is recognized by the members rather than the limited liability company. However, not all states follow suit. The modified gross receipts tax assessed by Michigan is a state income tax at the Company level. Deferred income taxes reflect the net tax effect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amount recognized for income tax purposes. At December 31, 2010, the Company had a deferred tax asset of $7,298 and a deferred tax liability of $94,755. The deferred tax asset was fully reserved by a valuation allowance of $7,298 as the Company does not anticipate using the deferred tax asset in future years.

6.	CONTINGENCIES

The Company is involved in claims and lawsuits incidental to the ordinary course of business. While the outcome of these claims and lawsuits cannot be predicted with certainty, management of the Company does not believe the ultimate resolution of these matters will have a material adverse effect on the Company’s consolidated financial position.

7.	COMMITMENTS

The Company has lease agreements for the land associated with the Facilities in Lincroft, New Jersey and East Meadow, New York. The Lincroft lease has a remaining term at December 31, 2010 of approximately 89 years. The base rent escalates 20% every five years. The East Meadow lease has a remaining term at December 31, 2010 of approximately 17 years with five 10-year and one 14-year extension options. The base rent escalates by amounts defined in the lease agreement on each of the three anniversaries of the lease inception: March 2006, March 2011, and March 2016. Lease expense for Lincroft and East Meadow is recognized on a straight-line basis over the non-cancelable term of each lease.

The Company has a lease agreement for the land associated with the Facility in Belmont, California. The Belmont lease has a remaining term at December 31, 2010 of approximately 38 years with two 10-year extensions. The base rent escalates every five years by the accumulated CPI increase with a maximum increase of 4% per year, and every 15 years there is a fair market value increase with a maximum increase of 15% of the prior-year rent, as defined in the agreement.

Future minimum lease payments as of December 31, 2010 are as follows:

2011	$404,929
2012	406,597
2013	400,087
2014	429,164
2015	436,047
Thereafter	50,514,401

Total	$52,591,225

Pursuant to the events described in Note 8, the Belmont lease was amended effective January 10, 2011. This amendment provided for a fair market rental value escalation as of the effective date with no change to the term of the lease.

F – 11

8.	SUBSEQUENT EVENTS

Effective on January 10, 2011, USALF3 sold its 90% interest in the Company to CC3 for $261,713,605 and the affiliate of GSS, which owned the membership interests in the SPV’s discussed in Note 1, sold 100% of its interests in the Facilities to CC3 for $3,000. SSLII contributed its 10% interest in the Company with a fair value of $79,969,976 to CC3. CC3 is owned 40% by SSLII and 60% by an unrelated third party, CNL Income Partners, LP (a Delaware limited partnership) through its wholly-owned Delaware limited liability company, CNL Income Senior Holding, LLC. At closing, CC3 assumed the Company’s debt in the amount of $288,809,228 which was then repaid. Total consideration paid for the Company, including interests sold and contributed and debt prepaid at closing, was $630,495,809. The prepayment penalties, fees, and interest totaling $6,437,886 related to the prepaid debt were paid by CC3 at closing as part of the transaction.

Each party to the sale of the members’ interests was responsible for its own third party costs to complete the transaction with the exception of $23,693 of closing costs, incurred by the affiliate of GSS to transfer its membership interests in the SPV’s, that was paid by CC3. After December 31, 2010 and prior to closing, the Company made cash distributions to its members in the amount of $2,222,222. At closing, a net cash flow distribution of $1,912,707 was made by the Company to USALF3, with SSLII receiving its share of $221,844 in March 2011. In 2011, SSLII will provide a reconciliation of the results of operations and closing prorated costs to compute the final distribution to the members. The Company will either be reimbursed by the members for excess distributions or make a final distribution to the members as necessary in accordance with the reconciliation. All remaining cash and working capital of the Company, as of closing, will be retained by CC3.

In conjunction with the transaction, CC3 obtained new debt of $435,000,000. The loan is secured by the Facilities and matures in February 2014. The note bears interest at 6.76%, and interest-only payments are required monthly until maturity.

******

F – 12

INDEPENDENT AUDITORS’ REPORT

To the Members of

Sunrise Third Senior Living Holdings, LLC:

We have audited the accompanying consolidated balance sheets of Sunrise Third Senior Living Holdings, LLC (the Company) as of December 31, 2008 and 2007, and the related consolidated statements of operations, changes in members’ capital, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Sunrise Third Senior Living Holdings, LLC as of December 31, 2008 and 2007, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 9 to the consolidated financial statements, the Company has restated its consolidated financial statements as of December 31, 2008 and 2007, to correct an error in the recording of capital distributions.

/s/ Baker Tilly Virchow Krause, LLP

January 10, 2011

F – 13

SUNRISE THIRD SENIOR LIVING HOLDINGS, LLC

CONSOLIDATED BALANCE SHEETS AS OF DECEMBER 31, 2008 AND 2007

	2008	2007
	(Restated)	(Restated)
ASSETS
PROPERTY AND EQUIPMENT:
Land and land improvements	$74,375,727	$74,207,517
Building and building improvements	338,112,055	337,327,835
Furniture and equipment	29,886,049	27,758,823
Construction in progress	661,133	701,366

	443,034,964	439,995,541
Less accumulated depreciation	(66,312,209)	(52,929,294)

Property and equipment — net	376,722,755	387,066,247
CASH AND CASH EQUIVALENTS	8,808,393	14,323,759
RESTRICTED CASH	2,626,630	3,806,086
ACCOUNTS RECEIVABLE — Less allowance for doubtful accounts of $1,219,454 and $1,109,165 in 2008 and 2007, respectively	2,461,182	2,605,481
RECEIVABLES FROM AFFILIATES — net	—	578,758
PREPAID EXPENSES AND OTHER CURRENT ASSETS	819,613	786,570
DEFERRED FINANCING COSTS — Less accumulated amortization of $2,895,185 and $2,183,943 in 2008 and 2007, respectively	2,919,249	3,630,491

TOTAL	$394,357,822	$412,797,392

LIABILITIES AND MEMBERS’ CAPITAL
LIABILITIES:
Long-term debt	$307,845,741	$315,500,643
Accounts payable and accrued expenses	5,339,644	6,520,463
Payables to affiliates — net	511,579	—
Deferred rent	1,843,177	1,519,471
Deferred revenue	7,230,306	7,524,241
Security and reservation deposits	234,064	299,814

Total liabilities	323,004,511	331,364,632
MEMBERS’ CAPITAL	71,353,311	81,432,760

TOTAL	$394,357,822	$412,797,392

See notes to consolidated financial statements.

F – 14

SUNRISE THIRD SENIOR LIVING HOLDINGS, LLC

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

	2008	2007
OPERATING REVENUE:
Resident fees	$138,409,907	$132,854,527
Other income	766,645	809,569

Total operating revenue	139,176,552	133,664,096

OPERATING EXPENSES:
Labor	48,852,793	47,064,814
Depreciation and amortization	13,382,915	12,729,705
Management fees	9,626,177	10,228,704
General and administrative	8,972,345	8,805,348
Taxes and license fees	5,077,799	4,794,141
Food	5,053,992	4,752,359
Utilities	4,971,669	4,630,101
Insurance	4,039,980	3,743,383
Repairs and maintenance	3,830,674	3,827,294
Advertising and marketing	2,013,037	1,759,997
Ancillary expenses	1,013,037	921,215
Bad debt	759,972	288,521
Ground rent and lease expense	702,322	682,539

Total operating expenses	108,296,712	104,228,121

INCOME FROM OPERATIONS	30,879,840	29,435,975

OTHER INCOME (EXPENSE):
Interest expense	(16,925,018)	(21,055,988)
Interest income	170,988	742,831

Total other expense	(16,754,030)	(20,313,157)

NET INCOME	$14,125,810	$9,122,818

See notes to consolidated financial statements.

F – 15

SUNRISE THIRD SENIOR LIVING HOLDINGS, LLC

CONSOLIDATED STATEMENTS OF CHANGES IN MEMBERS’ CAPITAL

FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

MEMBERS’ CAPITAL — January 1, 2007 (As previously stated)	$92,381,555
Effect of restatement	1,578,617

Balance at January 1, 2007 (Restated)	93,960,172
Distributions (Restated)	(21,650,230)
Net income	9,122,818

MEMBERS’ CAPITAL — December 31, 2007 (Restated)	81,432,760
Distributions (Restated)	(24,205,259)
Net income	14,125,810

MEMBERS’ CAPITAL — December 31, 2008 (Restated)	$71,353,311

See notes to consolidated financial statements.

F – 16

SUNRISE THIRD SENIOR LIVING HOLDINGS, LLC

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

	2008	2007
	(Restated)	(Restated)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$14,125,810	$9,122,818
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	13,382,915	12,729,705
Amortization of financing costs	711,242	711,243
Provision for bad debts	(759,972)	(288,521)
Changes in assets and liabilities:
Accounts receivable	904,271	810,773
Receivable from / payable to affiliates — net	1,090,337	(1,091,528)
Prepaid expenses and other current assets	(33,043)	160,963
Accounts payable and accrued expenses	(1,180,819)	313,037
Deferred rent	323,706	406,206
Deferred revenue	(293,935)	3,229,395
Security and reservation deposits	(65,750)	(26,355)

Net cash provided by operating activities	28,204,762	26,077,736

CASH FLOWS FROM INVESTING ACTIVITIES:
Decrease in restricted cash	1,179,456	112,322
Investment in property and equipment	(3,039,423)	(1,757,773)

Net cash used in investing activities	(1,859,967)	(1,645,451)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payment on long-term debt	(7,654,902)	(6,129,990)
Distributions	(24,205,259)	(21,650,230)

Net cash used in financing activities	(31,860,161)	(27,780,220)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(5,515,366)	(3,347,935)
CASH AND CASH EQUIVALENTS — Beginning of year	14,323,759	17,671,694

CASH AND CASH EQUIVALENTS — End of year	$8,808,393	$14,323,759

SUPPLEMENTAL DISCLOSURE OF CASH FLOW
INFORMATION — Cash paid for interest	$16,213,776	$20,344,745

See notes to consolidated financial statements.

F – 17

SUNRISE THIRD SENIOR LIVING HOLDINGS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

1.	ORGANIZATION AND OTHER MATTERS

Sunrise Third Senior Living Holdings, LLC (the Company) was formed on May 5, 2003 as a limited liability company under the laws of the state of Delaware. The Company began operations on June 30, 2003. The Company shall terminate on June 30, 2028, unless substantially all of its assets are sold or the members elect to dissolve the Company prior to this date.

Sunrise Senior Living Investments, Inc. (SSLII) was the initial member of the Company and is the managing member. SSLII is a wholly-owned subsidiary of Sunrise Senior Living, Inc. (SSLI). In June and September 2003, the Company acquired 24 limited liability companies and four limited partnerships, each owning a separate assisted living facility, from SSLI and AL IV Investments, LLC and AL V Investments, LLC (collectively the ALs). SSLII previously owned 9 percent of the ALs. The aggregate purchase price was $405,049,639 and was allocated to property and equipment and a resident lease intangible based on fair values. Operating assets and liabilities acquired were recorded at book value, which approximates fair value.

SSLII holds a 10 percent ownership interest in the Company. US Assisted Living Facilities III, Inc. (USALF3), a Delaware corporation, holds a 90 percent ownership interest in the Company.

In December 2005, the Company acquired another existing and operating senior living facility in Kennebunk, Maine. The total purchase price was approximately $39 million and was allocated to property and equipment and resident lease intangible based on relative fair values.

The Company has transferred its membership interest in or sold each of the facilities to 29 separate special purpose vehicles (SPVs). Each SPV is administered by Global Securitization Services, LLC (GSS) and owned by an affiliate of GSS. The SPVS are variable interest entities as all significant economic activities are controlled by the Company. The Company receives all the benefits and has an obligation to absorb all of the losses of the SPVS. The SPVs have been consolidated into the Company as the Company is considered the primary beneficiary.

The operating agreements, effective June 30, 2003, detail the commitments of the members and provide the procedures for the return of capital to the members with defined priorities. All net cash flows from operations and capital proceeds are to be distributed according to the priorities pro rata as specified in the operating agreements. Contributions are made pro rata in proportion to the relative percentage interests of the member at the time of request. Net income is allocated to the members pro rata in proportion to the relative percentage interests of the members.

F – 18

The purpose of the Company is to lease and operate the following 29 assisted living facilities (the Facilities) which provide assisted living services to seniors:

Operator Entity	Location
Sunrise Village House, LLC	Montgomery Village, Maryland
Sunrise Weston Assisted Living, LP	Weston, Massachusetts
Sunrise Flossmoor Assisted Living, LLC	Flossmoor, Illinois
Sunrise Gahanna Assisted Living, LLC	Gahanna, Ohio
Sunrise Third Tustin, SL, LP	Tustin, California
Sunrise Third Edgwater SL, LLC	Edgewater, New Jersey
Sunrise Third Alta Loma SL, LP	Alta Loma, California
Sunrise Chesterfield Assisted Living, LLC	Chesterfield, Missouri
Sunrise Third Claremont SL, LP	Claremont, California
Sunrise Third Holbrook SL, LLC	Holbrook, New York
Sunrise Third Crystal Lake SL, LLC	Crystal Lake, Illinois
Sunrise Third Gurnee SL, LLC	Gurnee, Illinois
Sunrise Third West Bloomfield SL, LLC	West Bloomfield, Michigan
Sunrise Third University Park SL, LLC	Colorado Springs, Colorado
East Meadow A.L., LLC	East Meadow, New York
Sunrise Third East Setauket SL, LLC	East Setauket, New York
Sunrise North Naperville Assisted Living, LLC	Naperville, Illinois
Sunrise Third Schaumburg SL, LLC	Schaumburg, Illinois
Sunrise Third Roseville SL, LLC	Roseville, Minnesota
Sunrise Third Lincroft SL, LLC	Lincroft, New Jersey
Sunrise Third Plainview SL, LLC	Plainview, New York
White Oak Assisted Living, LLC	Silver Spring, Maryland
Canoga Park Assisted Living, LLC	West Hills, California
Sunrise Basking Ridge Assisted Living, LLC	Basking Ridge, New Jersey
Sunrise Third Dix Hills SL, LLC	Dix Hills, New York
Sunrise Marlboro Assisted Living, LLC	Marlboro, New Jersey
Sunrise Belmont Assisted Living, LLC	Belmont, California
Sunrise Third West Babylon SL, LLC	West Babylon, New York
Sunrise Kennebunk ME Senior Living, LLC	Kennebunk, Maine

Assisted living services provide a residence, meals, and nonmedical assistance to elderly residents for a monthly fee. These services are generally not covered by health insurance and, therefore, monthly fees are generally payable by the residents, their family, or another responsible party.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Prior Year Reclassifications — Certain amounts for 2007 have been reclassified to be consistent with the 2008 presentation.

Basis of Accounting — The Company’s consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America. The accompanying consolidated financial statements include the consolidated accounts of Sunrise Third Senior Holdings, LLC, its wholly-owned subsidiaries, and SPVs after elimination of significant intercompany accounts and transactions.

Use of Estimates — The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Significant estimates and assumptions have been made with respect to the useful lives of assets, impairment of long-lived assets, recoverable amounts of receivables, amortization periods of deferred costs, and the fair value of financial instruments. Actual results could differ from those estimates.

F – 19

Property and Equipment — Property and equipment are recorded at the lower of cost, or if impairment is indicated, at fair value. Maintenance and repairs are charged to expense as incurred. The Company capitalizes property taxes, insurance, and interest during construction to the extent such assets qualify for capitalization. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets, as follows:

Land improvements	10–15 years
Building and improvements	30–40 years
Furniture, fixtures, and equipment	3–10 years

Property and equipment are reviewed for impairment whenever events or circumstances indicate that the asset’s undiscounted expected cash flows are not sufficient to recover its carrying amount. The Company measures an impairment loss for such assets by comparing the fair value of the asset to its carrying amount. The Company determines fair values using various commonly used methods, including estimated cash flow projections discounted at appropriate rates and capitalization rates based on available market information. Management determined no impairment occurred in 2008 or 2007.

The cash flow projections noted above include many assumptions and estimates. These projections and estimates will be impacted by any number of future events including changes in the local and national economic conditions and interest rate environments, continued changes in the domestic credit markets, changes in volume and value of real estate. Due to the uncertainties in the estimation process, actual results could vary from the Company’s projections used in their analyses. The variations could be significant and have material future impact on the Company’s reported financial position and results of operations and its ability to recover the carrying value of its long-lived assets.

Cash and Cash Equivalents — Cash and cash equivalents include all highly liquid investments with an original maturity of three months or less. Throughout the year, the Company may have cash balances in excess of federally insured amounts of $250,000 and $100,000 as of December 31, 2008 and 2007, respectively, on deposit with various financial institutions. Management believes the Company is not exposed to any significant credit risk on these amounts.

Restricted Cash — Restricted cash balances represent amounts set aside for debt service charges, real estate taxes, insurance and capital expenditures as required by loan and management agreements.

Allowance for Doubtful Accounts — The Company provides an allowance for doubtful accounts on its outstanding receivables balance based on its collection history and an estimate of uncollectible accounts. Balances that remain outstanding after the Company has used reasonable collection efforts are written off through a charge to the valuation allowance and a credit to accounts receivable.

Deferred Financing Costs — Costs incurred in conjunction with obtaining permanent financing for the Company have been deferred and are amortized using the straight-line method, which approximates the effective interest method, to interest expense over the remaining term of the financing. Amortization expense for the years ended December 31, 2008 and 2007 was $711,242 and $711,243, respectively.

Revenue Recognition and Deferred Revenue — Operating revenue consists of resident fee revenue, including resident community fees. Generally, resident community fees approximating 30 to 60 times the daily residence fee are received from residents upon occupancy. Resident community fees are deferred and recognized as income over one year corresponding to the terms of agreements with residents. The agreements are cancelable by residents with 30 days notice. All other resident fee revenue is recognized when services are rendered. The Company bills the residents one month in advance of the services being rendered, and therefore, cash payments received for services are recorded as deferred revenue until the services are rendered and the revenue is earned.

F – 20

Income Taxes — No provision has been made for federal and state income taxes, as the liability for such taxes, if any, is that of the members and not the Company. The Company is subject to franchise taxes in the states of California, Michigan, Massachusetts, and Ohio, where some of the properties are located. These taxes, and for states that do not recognize pass-through entities, state income taxes, are expensed as incurred and included in taxes and license fees in the accompanying consolidated financial statements.

In July 2006, FASB issued ASC 740-10-25 Income Taxes (FASB ASC 740-10-25). FASB ASC 740-10-25 describes a comprehensive model for the measurement, recognition, presentation and disclosure of uncertain tax positions in the financial statements. Under the interpretation, the financial statements will reflect expected future tax consequences of such positions presuming the tax authorities have full knowledge of the position and all relevant facts, but without considering time values. The Company adopted the provisions on January 1, 2009. The adoption did not have any effect on the Company’s financial position or results of operations for the years ended December 31, 2008 and 2007.

3.	FAIR VALUE MEASUREMENTS

Effective January 1, 2008, the Company adopted the provisions of FASB ASC 820, Fair Value Measurements and Disclosures, (FASB ASC 820). Under FASB ASC 820, fair value is based on the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. In order to increase consistency and comparability in fair value measurements, FASB ASC 820 establishes a fair value hierarchy that prioritizes observable and unobservable inputs used to measure fair value into three broad levels. These levels, in order of highest priority to lowest priority, are described below:

Level 1: Quoted prices (unadjusted) in active markets that are accessible at the measurement date for assets or liabilities.

Level 2: Observable prices that are based on inputs not quoted on active markets, but corroborated by market data.

Level 3: Unobservable inputs are used when little or no market data is available.

The Company has applied the provisions of FASB ASC 820 when preparing fair value disclosures of its long-term debt. The fair value of the Company’s notes payable has been estimated based on current rates offered for debt with the same remaining maturities and comparable collateralizing assets. Changes in assumptions or methodologies used to make estimates may have a material effect on the estimated fair value. Per FASB ASC 820, the Company has applied Level 3 type inputs to determine that the estimated fair value of the Company’s long-term debt was $297,191,081 and $346,848,871 as of December 31, 2008 and 2007, respectively.

As of December 31, 2008, the carrying amounts of certain financial instruments, including cash and cash equivalents, accounts receivable, accounts payable, accrued expenses and other liabilities were representative of their fair values because of the short-term maturity of these instruments.

Disclosures of estimated fair value are determined by management using available market information and appropriate valuation methodologies. Considerable judgment is necessary to interpret market data and develop estimated fair value. Accordingly, estimates presented are not necessarily indicative of the amounts the Company could realize on disposition of the financial instruments. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

4.	TRANSACTIONS WITH AFFILIATES

The Facilities have entered into management agreements with Sunrise Senior Living Management, Inc. (SSLMI), a wholly-owned subsidiary of SSLI, to manage each of the Facilities. The agreements have terms of 25 years and expire in 2028 and 2030. The agreements provide for management fees to be paid monthly and consist of a fixed fee ranging from $2,760 to $3,220 per Facility unit and a variable fee ranging from 6.25 percent to 7 percent of the adjusted gross revenues of the Facilities (as defined in the agreements). Total management fees incurred were $9,626,177 and $10,228,704 in 2008 and 2007, respectively.

F – 21

The agreements also provide for the reimbursement to SSLMI of all direct costs of operations. Payments to SSMMI for direct operating expenses were $91,848,000 and $76,996,000 in 2008 and 2007, respectively. The Company obtains professional and general liability coverage through Sunrise Senior Living Insurance, Inc., a multi-provider captive insurance company and a subsidiary of SSLI. Related payments totaled $2,140,853 and $3,579,403, in 2008 and 2007, respectively. Refunds of liability premiums of $824,659 and $957,300 were given in 2008 and 2007, respectively and are reported as a reduction in insurance expense in the accompanying consolidated statements of operations.

The Company had net payables to SSLI of $511,579 as of December 31, 2008, and net receivables from SSLI of $578,758 at December 31, 2007. These transactions are subject to the right of offset, wherein any receivables from the affiliate can be offset by any payables to the affiliate, and therefore, the amounts have been presented as a net receivable and payable from/to affiliates in 2008 and 2007, respectively, in the accompanying consolidated financial statements. The amounts are non-interest-bearing and due on demand.

The management agreements for the Facilities require SSLMI to set aside from facility operations a reserve account to cover the cost of certain fixed asset additions, repairs and maintenance. SSLMI is required to transfer funds of 1.25 percent of gross revenues per month into this reserve account originally established by the members in the formation of the Company. There was $724,700 and $1,210,692 in this reserve, included in restricted cash in the accompanying consolidated balance sheets, as of December 31, 2008 and 2007, respectively.

5.	CONCENTRATIONS OF CREDIT RISK

The Company grants credit without collateral to its residents. The accounts receivables in the accompanying consolidated balance sheets are due from residents, their families, or other responsible parties.

6.	LONG-TERM DEBT

The Company has 29 loans outstanding. Each loan is secured by the related facility and payments required on the loans are guaranteed by SSLI. The loans are subject to prepayment penalties and are cross-collateralized and cross-defaulted with one another.

Seventeen of the properties have notes payable to finance institutions, due in monthly installments, with the remaining balance of the notes maturing from July 2013 through June 2014. The notes bear interest at rates ranging from 5.31 percent to 6.20 percent, with outstanding balances totaling $154,937,169 and $158,681,486 as of December 31, 2008 and 2007, respectively.

Twelve of the properties refinanced their debt in 2005, and each have a note payable to a finance institution, due in monthly installments, with the remaining balance of each note maturing October 1, 2012. The notes bear interest at the 30-day London Interbank Offered Rate (LIBOR) plus 2.33 percent, not to exceed 7.06 percent. The outstanding balances were $152,908,572 and $156,819,157 as of December 31, 2008 and 2007, respectively. The 30-day LIBOR rate was 0.44 percent and 4.60 percent as of December 31, 2008 and 2007, respectively.

Prior to June 8, 2010, the loans described above required SSLI to meet certain financial debt covenants including a minimum liquidity requirement of $25 million and a net worth covenant of $450 million. As of December 31, 2008, SSLI was not in compliance with the net worth covenant. Under the terms of the debt agreements, the lender may have requested full payment of the principal and accrued but unpaid interest on demand. On June 8, 2010, the lender waived the minimum net worth requirement related to SSLI through July 2012 at which time the net worth covenant of $50 million is required from August 2012 to July 2013 and $75 million from August 2013 through maturity.

F – 22

Principal maturities of long-term debt as of December 31, 2008, are as follows:

2009	$9,212,791
2010	9,581,317
2011	9,958,869
2012	141,456,296
2013	101,943,858
Thereafter	35,692,610

Total	$307,845,741

7.	CONTINGENCIES

The Company is involved in claims and lawsuits incidental to the ordinary course of business. While the outcome of these claims and lawsuits cannot be predicted with certainty, management and general counsel of the Company do not believe the ultimate resolution of these matters will have a material adverse effect on the Company’s financial position.

8.	COMMITMENTS

On June 30, 2003, the Company assumed operating lease agreements for the land associated with the Facilities in Lincroft, New Jersey and East Meadow, New York. The Lincroft lease has a remaining term at December 31, 2008 of approximately 92 years. The base rent escalates 20 percent every five years. The East Meadow lease has a remaining term at December 31, 2008 of approximately 12 years with five 10-year and one 14-year extension options. The base rent escalates by amounts defined in the lease agreement on each of the three anniversaries of the lease inception: March 2006, March 2011 and March 2016. On September 23, 2003, the Company assumed a lease agreement for the land associated with the Facility in Belmont, California. The Belmont lease has remaining terms at December 31, 2008 of approximately 41 years with two 10-year extensions. The base rent escalates every five years by the accumulated CPI increase with a maximum increase of 4 percent per year and every 15 years there is a fair market increase with a maximum increase of 15 percent of the prior-year rent, as defined in the agreement. Lease expense for the Lincroft and East Meadow is recognized on a straight-line basis over the term of the lease.

Future minimum lease payments as of December 31, 2008 are as follows:

2009	$359,440
2010	364,443
2011	378,565
2012	378,565
2013	378,565
Thereafter	42,330,059

Total	$44,189,637

9.	RESTATEMENT OF CONSOLIDATED FINANCIAL STATEMENTS

The Company determined, in connection with the preparation of its 2009 consolidated financial statements, that its 2008 and 2007 financial statements required restatement to correct an error related to the timing of recording capital distributions. Previously the Company accrued certain distributions that were not otherwise guaranteed prior to their payment rather than when such dividends are declared. As a result of the error, the Company restated its consolidated financial statements for the years ended December 31, 2008 and 2007. The restatement resulted in no change in net income for 2008 and 2007. The effect of the restatement as of January 1, 2007 was an increase in members’ capital and a decrease in distributions payable of approximately $1,579,000.

F – 23

The effect of the restatement as of December 31, 2007 was a net increase in members’ capital of approximately $1,414,000, an increase in accounts payable and accrued expenses of $46,000 and a decrease in distributions payable of $1,460,000. The effect of the restatement as of December 31, 2008 was an increase in members’ capital of $1,919,500, an increase in accounts payable and accrued expenses of $46,000 and a decrease in distributions payable of approximately $1,965,500.

10.	SUBSEQUENT EVENTS

In preparing these financial statements, the Company evaluated events and transactions for potential recognition or disclosure through January 10, 2011, the date the financial statements were available to be issued.

On January 10, 2011, USALF3 sold its ownership interest in the Company to a new joint venture between SSLII and CNL Income Senior Holdings, LLC (“CNL”). SSLII contributed its ownership interest in the Company to the new venture for a 40 percent ownership in the new venture. CNL owns 60 percent of the new venture.

******

F – 24

METSUN TWO POOL ONE, LLC

CONSOLIDATED BALANCE SHEETS

AS OF JUNE 30, 2011 AND DECEMBER 31, 2010

	June 30, 2011 (unaudited)	December 31, 2010
ASSETS
PROPERTY AND EQUIPMENT:
Land and land improvements	$19,718,026	$19,718,026
Building and building improvements	93,787,826	93,791,466
Furniture and equipment	8,476,852	8,462,962

	121,982,704	121,972,454
Less accumulated depreciation	(5,558,315)	(3,440,596)

Property and equipment — net	116,424,389	118,531,858
CASH AND CASH EQUIVALENTS	4,808,071	3,273,503
RESTRICTED CASH	3,378,110	3,855,430
ACCOUNTS RECEIVABLE — Net of allowance for doubtful accounts of $86,038 and $41,170, respectively	410,118	383,839
PREPAID EXPENSES AND OTHER ASSETS	242,238	167,962
DEFERRED FINANCING COSTS — Net of accumulated amortization of $2,410,109 and $2,209,475, respectively	15,000	200,634

TOTAL	$125,277,926	$126,413,226

LIABILITIES AND MEMBER’S DEFICIT
LIABILITIES:
Notes payable	$133,249,267	$133,249,267
Accounts payable and accrued expenses	1,994,700	1,797,924
Accrued interest	2,192,691	530,669
Payable to affiliates — net	493,861	100,265
Security and reservation deposits	11,000	10,000
Deferred tax liability	220,346	220,346
Deferred revenue	1,386,682	1,388,765

Total liabilities	139,548,547	137,297,236
MEMBER’S DEFICIT	(14,270,621)	(10,884,010)

TOTAL	$125,277,926	$126,413,226

See notes to consolidated financial statements.

F – 25

METSUN TWO POOL ONE, LLC

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2011 AND 2010 (UNAUDITED)

	2011	2010
OPERATING REVENUE:
Resident fees	$16,068,391	$11,705,006
Other income	127,879	97,505

Total operating revenue	16,196,270	11,802,511

OPERATING EXPENSES:
Labor	7,068,145	6,086,034
Depreciation	2,117,719	2,608,109
Management fees to affiliate	1,238,440	1,021,819
General and administrative	970,214	972,298
Insurance	511,606	610,526
Taxes and license fees	783,138	453,870
Utilities	504,084	535,547
Advertising and marketing	319,346	546,463
Food	581,021	440,636
Repairs and maintenance	340,549	244,417
Ancillary expenses	141,416	115,199
Bad debt	54,777	27,672

Total operating expenses	14,630,455	13,662,590

INCOME (LOSS) FROM OPERATIONS	1,565,815	(1,860,079)

OTHER INCOME (EXPENSE):
Amortization of financing costs	(200,634)	(389,907)
Interest expense	(4,752,702)	(2,914,957)
Other expense	—	(4,100)
Interest income	910	58

Total other expense	(4,952,426)	(3,308,906)

NET LOSS	$(3,386,611)	$(5,168,985)

See notes to consolidated financial statements.

F – 26

METSUN TWO POOL ONE, LLC

CONSOLIDATED STATEMENT OF CHANGES IN MEMBER’S DEFICIT

FOR THE SIX MONTHS ENDED JUNE 30, 2011 (UNAUDITED)

MEMBER’S DEFICIT — December 31, 2010	$(10,884,010)
Net loss	(3,386,611)

MEMBER’S DEFICIT — June 30, 2011	$(14,270,621)

See notes to consolidated financial statements.

F – 27

METSUN TWO POOL ONE, LLC

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE SIX MONTHS ENDED JUNE 30, 2011 AND 2010 (UNAUDITED)

	2011	2010
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(3,386,611)	$(5,168,985)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation	2,117,719	2,608,109
Amortization of financing costs	200,634	389,907
Provision for bad debts	54,777	27,672
Changes in assets and liabilities:
Accounts receivable	(81,056)	(71,106)
Prepaid expenses and other assets	(74,277)	116,328
Accounts payable and accrued expenses	196,777	435,647
Accrued interest	1,662,022	2,475
Payable to affiliates — net	393,596	(995,506)
Security and reservation deposits	1,000	(5,500)
Deferred revenue	(2,083)	59,947

Net cash provided by (used in) in operating activities	1,082,498	(2,601,012)

CASH FLOWS FROM INVESTING ACTIVITIES:
Development and purchase of property and equipment	(10,250)	75,465
Change in restricted cash	477,320	(89,430)

Net cash provided by (used in) in investing activities	467,070	(13,965)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payment of financing costs	(15,000)	—
Proceeds from notes payable	—	2,826,004

Net cash (used in) provided by financing activities	(15,000)	2,826,004

NET INCREASE IN CASH AND CASH EQUIVALENTS	1,534,568	211,027
CASH AND CASH EQUIVALENTS — Beginning of year	3,273,503	1,222,054

CASH AND CASH EQUIVALENTS — End of period	$4,808,071	$1,433,081

SUPPLEMENTAL DISCLOSURE OF CASH FLOW
INFORMATION — Cash paid for interest, net of amounts capitalized	$2,702,428	$1,072,110

See notes to consolidated financial statements.

F – 28

METSUN TWO POOL ONE, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS AS OF JUNE 30, 2011 AND DECEMBER 31, 2010 AND FOR THE SIX MONTHS ENDED JUNE 30, 2011 AND 2010 (UNAUDITED)

1.	ORGANIZATION AND PRESENTATION

Our accompanying unaudited consolidated financial statements include all normal recurring adjustments which are, in the opinion of management, necessary for a fair presentation of the results for the six months ended June 30, 2011 and 2010. Certain information and footnote disclosures normally included in the financial statements prepared in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) have been condensed or omitted. These consolidated financial statements should be read together with our audited consolidated financial statements and the notes thereto for the year ended December 31, 2010 included in this Form 8-K/A. Operating results for the six months ended June 30, 2011 are not necessarily indicative of the results that may be expected for the year ending December 31, 2011.

MetSun Two Pool One, LLC (“the Company”) was formed under the laws of the State of Delaware on July 19, 2007. The Company is an entity 100% owned by Master MetSun Two, LP (“MetSun II”). MetSun II was organized to invest in entities created for the purpose of acquiring, developing, owning, managing, and disposing of up to fourteen assisted living and/or independent living facilities (the “Facilities”). MetSun II was formed among Master MetSun Two GP, LLC, a Delaware limited liability company (“Sunrise GP”), as the general partner, and Sunrise Senior Living Investments, Inc., a Virginia corporation (“Sunrise LP”), and Metropolitan Connecticut Properties Ventures, LLC, a Delaware limited liability company (“MetLife LLC”), as limited partners (collectively, the “Partners”).

Sunrise LP and Sunrise GP (collectively, “SSLII”) are wholly owned subsidiaries of Sunrise Senior Living, Inc. (“SSLI”). Sunrise LP holds a 19% partnership interest, MetLife LLC holds an 80% partnership interest, and Sunrise GP holds a 1% partnership interest in the Company.

The Company wholly owns four single-purpose limited liability companies and two single-purpose limited partnerships (collectively, the “Operator Entities”) that were organized to develop and own six assisted living Facilities to provide assisted living services for seniors:

Operator Entity	Location	Date Opened
MetSun Two Broomfield CO Senior Living, LLC	Broomfield, CO	May 2009
Sunrise Johns Creek GA Senior Living, LLC	Johns Creek, GA	March 2009
MetSun Two Bloomfield South MI Senior Living, LLC	Bloomfield, MI	March 2009
Sunrise Wake County NC Senior Living, LLC	Cary, NC	July 2009
MetSun Two Simi Valley CA Senior Living, LP	Simi Valley, CA	August 2009
MetSun Two McCandless PA Senior Living, LP	McCandless, PA	June 2009

The Operator Entities have entered into pooling arrangements in which the terms and conditions of the management agreements and development agreements are considered at a consolidated level.

MetSun II and the Operator Entities (collectively, the “Partnership”) shall terminate on July 19, 2012, unless substantially all of its assets are sold or the Partners elect to dissolve MetSun II prior to this date. If all of the Facilities have not been sold by July 19, 2012, MetSun II will automatically extend for periods of one year until all Facilities are sold.

Senior living services include a residence, meals, and nonmedical assistance to elderly residents for a monthly fee. The Facilities’ services are generally not covered by health insurance, and, therefore, monthly fees are generally payable by the residents, their family, or another responsible party.

On August 2, 2011, the Company was restructured with CNL Income SL II Holding, LLC (“CNL”) acquiring a 70% interest and SSLII’s combined interest increasing to 30% the (“2011 Recapitalization”), (see Note 3).

F – 29

2.	NOTES PAYABLE

In March 2008, the Company has entered into separate loan agreements for the six Facilities with Prudential Insurance Company of America (“Prudential). The loans are secured by the Facilities. The loans are interest only and bear interest at variable rates tied to the London Interbank Offered Rate (“LIBOR”) as disclosed in the table below. The loans are subject to a LIBOR floor of 2.50%.

A summary of the loan terms and balances at June 30, 2011 and December 31, 2010 are as follows:

Facilities	Lender	Interest Rate	Maturity Date	Loan Commitment	Loan Balance as of June 30, 2011 and December 31, 2010
MetSun Two Broomfield CO	Prudential	LIBOR + 2.08	April 5, 2011	$51,993,000	$49,703,737
Sunrise Johns Creek GA	Prudential	LIBOR + 2.08	April 5, 2011	15,987,000	14,052,998
MetSun Two Bloomfield South MI	Prudential	LIBOR + 2.08	April 5, 2011	18,945,000	17,708,679
Sunrise Wake County NC	Prudential	LIBOR + 2.08	April 5, 2011	14,698,000	14,266,853
MetSun Two Simi Valley CA	Prudential	LIBOR + 2.08	April 5, 2011	21,895,000	21,895,000
MetSun Two McCandless PA	Prudential	LIBOR + 2.08	April 5, 2011	15,622,000	15,622,000

				$139,140,000	$133,249,267

The Company is subject to certain debt service and other financial covenants pursuant to its loan agreements described above. Upon an event of default, the lenders have remedies ranging from a written waiver of default to acceleration of the debt obligation.

The loans are cross-collateralized and cross-defaulted. Each loan has two optional one-year extensions, with a final maturity date of March 5, 2012, if certain criteria are met. Under the loan covenants for the Prudential loans, SSLI is required to maintain certain financial conditions. As of December 31, 2009, the Company failed its requirements on the Prudential loans related to the financial condition of SSLI. On November 23, 2010, the Company amended and modified the loan agreements with Prudential which reduced the principal available under the loan, waived the SSLI financial covenants until the fiscal quarter ending September 30, 2010, and disbursed the remaining unfunded operating deficit funds into escrow. SSLII has executed operating deficit guaranty agreements and completion guaranty agreements with Prudential. The Prudential loans are also guaranteed by SSLI through recourse guaranty agreements. In the event certain conditions occur (i.e., borrower files for bankruptcy) as described in the agreements, SSLI unconditionally guarantees the payment and performance on the Prudential loans. As of June 30, 2011, the Company met its requirements related to the financial condition of SSLI. On April 7, 2011, Prudential issued notices of an event of default as the Company failed to pay the loans in full at the maturity date which was April 5, 2011 (See Note 3).

Interest expense for the six months ended June 30, 2011 and 2010, was $4,752,702 and $2,914,957, respectively.

3.	SUBSEQUENT EVENTS

On August 2, 2011, the Company was restructured with CNL acquiring a 70% interest and SSLII’s combined interest increasing to 30%. Therefore, MetLife LLC no longer has an ownership interest in the Company. The facilities included in the Company which becomes CNLSun Partners II, LLC (“CNLSun”) are MetSun Two Broomfield CO Senior Living, LLC, Sunrise John Creek GA Senior Living, LLC, MetSun Two Bloomfield South MI Senior Living, LLC, Sunrise Wake County NC Senior Living, LLC, MetSun Two Simi Valley CA Senior Living, LP and MetSun Two McCandless PA Senior Living, LP. CNLSun owns 100% of the interest of CNLSun Two Pool One, LLC which operates the facilities. As part of the new venture agreement with CNL, from the start of year four to the end of year six, SSLI will have a buyout option to purchase CNL’s 70% interest in the venture for a 16% internal rate of return to CNL. In addition, the new venture modified the existing mortgage loan in the amount of $133,200,000 to provide for, among other things, (i) pay down of the loan by approximately $28,700,000 and (ii) an extension of the maturity date of the loan to April 2014 which may be extended by two additional years under certain conditions. In connection with the transaction, SSLI contributed $8,100,000 and CNL contributed $19,000,000 to the new venture. New management and lease agreements were executed.

The Company reviewed subsequent events through October 11, 2011, the date the financial statements were issued.

******

F – 30

METSUN TWO POOL ONE, LLC

F – 31

REPORT OF INDEPENDENT AUDITORS

To the Member of

MetSun Two Pool One, LLC

We have audited the accompanying consolidated balance sheets of MetSun Two Pool One, LLC (the “Company”) as of December 31, 2010 and 2009, and the related consolidated statements of operations, changes in member’s (deficit) equity, and cash flows for each of the three years in the period ended December 31, 2010. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of MetSun Two Pool One, LLC at December 31, 2010 and 2009, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 2010 in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP

September 30, 2011

F – 32

METSUN TWO POOL ONE, LLC

CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 31, 2010 AND 2009

	2010	2009
ASSETS
PROPERTY AND EQUIPMENT:
Land and land improvements	$19,718,026	$25,055,195
Building and building improvements	93,791,466	130,001,282
Furniture and equipment	8,462,962	8,368,298
Construction in progress	—	159,326

	121,972,454	163,584,101
Less accumulated depreciation	(3,440,596)	(3,025,764)

Property and equipment — net	118,531,858	160,558,337
CASH AND CASH EQUIVALENTS	3,273,503	1,222,054
RESTRICTED CASH	3,855,430	92,879
ACCOUNTS RECEIVABLE — Net of allowance for doubtful accounts of $41,170 and $3,141 in 2010 and 2009, respectively	383,839	262,502
PREPAID EXPENSES AND OTHER ASSETS	167,962	160,037
DEFERRED FINANCING COSTS — Net of accumulated amortization of $2,209,475 and $1,429,660 in 2010 and 2009, respectively	200,634	980,449

TOTAL	$126,413,226	$163,276,258

LIABILITIES AND MEMBER’S (DEFICIT) EQUITY
LIABILITIES:
Notes payable	$133,249,267	$124,761,759
Construction costs payable	—	20,000
Accounts payable and accrued expenses	1,797,924	1,165,744
Accrued interest	530,669	483,901
Payable to affiliates — net	100,265	869,717
Security and reservation deposits	10,000	17,500
Deferred tax liability	220,346	267,373
Deferred revenue	1,388,765	1,214,977

Total liabilities	137,297,236	128,800,971
MEMBER’S (DEFICIT) EQUITY	(10,884,010)	34,475,287

TOTAL	$126,413,226	$163,276,258

See notes to consolidated financial statements.

F – 33

METSUN TWO POOL ONE, LLC

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2010, 2009 AND 2008

	2010	2009	2008
OPERATING REVENUE:
Resident fees	$26,252,793	$8,906,410	$—
Other income	204,382	68,894	—

Total operating revenue	26,457,175	8,975,304	—

OPERATING EXPENSES:
Impairment losses (Note 2)	36,790,215	—	—
Labor	12,675,531	6,551,866	—
Depreciation	5,222,167	3,025,764	—
Management fees to affiliate	2,182,911	1,119,644	—
General and administrative	2,164,344	946,107	14,646
Insurance	1,166,577	687,654	—
Taxes and license fees	1,079,164	708,873	2,892
Utilities	1,055,726	550,577	—
Advertising and marketing	1,006,665	5,534,681	5,276,146
Food	962,217	353,980	—
Repairs and maintenance	502,802	193,627	—
Ancillary expenses	235,412	74,230	—
Bad debt	62,847	3,141	—

Total operating expenses	65,106,578	19,750,144	5,293,684

LOSS FROM OPERATIONS	(38,649,403)	(10,774,840)	(5,293,684)

OTHER INCOME (EXPENSE):
Amortization of financing costs	(779,815)	(453,217)	—
Interest expense	(5,942,242)	(3,419,143)	—
Income tax benefit (expense)	12,163	(267,373)	—
Interest income	—	325	129,810

Total other income (expense)	(6,709,894)	(4,139,408)	129,810

NET LOSS	$(45,359,297)	$(14,914,248)	$(5,163,874)

See notes to consolidated financial statements.

F – 34

METSUN TWO POOL ONE, LLC

CONSOLIDATED STATEMENTS OF CHANGES IN MEMBER’S (DEFICIT) EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2010, 2009 AND 2008

MEMBER’S EQUITY — December 31, 2007	$49,568,665
Contributions	4,984,744
Net loss	(5,163,874)

MEMBER’S EQUITY — December 31, 2008	$49,389,535
Net loss	(14,914,248)

MEMBER’S EQUITY — December 31, 2009	$34,475,287
Net loss	(45,359,297)

MEMBER’S DEFICIT — December 31, 2010	$(10,884,010)

See notes to consolidated financial statements.

F – 35

METSUN TWO POOL ONE, LLC

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2010, 2009 AND 2008

	2010	2009	2008
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(45,359,297)	$(14,914,248)	$(5,163,874)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	5,222,167	3,025,764	—
Impairment losses	36,790,215	—	—
Amortization of financing costs	779,815	453,217	—
Provision for bad debts	62,847	3,141	—
Deferred taxes	(47,027)	267,373	—
Changes in assets and liabilities:
Accounts receivable	(184,184)	(260,534)	—
Prepaid expenses and other assets	(7,925)	(160,037)	—
Accounts payable and accrued expenses	760,403	1,302,165	—
Accrued interest	46,768	211,049	272,852
Payable to affiliates — net	(769,452)	929,462	(5,109)
Security and reservation deposits	(7,500)	(20,500)	38,000
Deferred revenue	173,788	1,124,279	90,698

Net cash used in operating activities	(2,539,382)	(8,038,869)	(4,767,433)

CASH FLOWS FROM INVESTING ACTIVITIES:
Development and purchase of property and equipment	(134,126)	(47,646,396)	(82,128,434)
Change in restricted cash	(3,762,551)	(92,879)	—

Net cash used in investing activities	(3,896,677)	(47,739,275)	(82,128,434)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payment of financing costs	—	(1,265,014)	(870,957)
Repayments of notes payable	—	(109,380)	—
Proceeds from notes payable	8,487,508	53,395,601	68,641,058
Contributions	—	—	4,984,744
Contributions released from escrow (note 2)	—	—	2,041,840

Net cash provided by financing activities	8,487,508	52,021,207	74,796,685

NET INCREASE (DECREASE) IN CASH AND
CASH EQUIVALENTS	2,051,449	(3,756,937)	(12,099,182)
CASH AND CASH EQUIVALENTS — Beginning of year	1,222,054	4,978,991	17,078,173

CASH AND CASH EQUIVALENTS — End of year	$3,273,503	$1,222,054	$4,978,991

See notes to consolidated financial statements.

F – 36

METSUN TWO POOL ONE, LLC

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2010, 2009 AND 2008

	2010	2009	2008
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION — Cash paid for interest, net of amounts capitalized	$1,879,390	$219,476	$—

SUPPLEMENTAL DISCLOSURES OF NONCASH INVESTING AND FINANCING INFORMATION:
Accrued capital expenditures and construction costs payable	$8,198	$136,421	$896,022

Construction costs due to affiliates	$—	$434,622	$10,872,054

Amortization of financing fees capitalized on development properties	$—	$976,433	$381,699

See notes to consolidated financial statements.

F – 37

METSUN TWO POOL ONE, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2010 AND 2009 AND FOR THE YEARS ENDED DECEMBER 31, 2010, 2009 AND 2008

1.	ORGANIZATION AND PRESENTATION

Organization — MetSun Two Pool One, LLC (“the Company”) was formed under the laws of the State of Delaware on July 19, 2007. The Company is an entity 100% owned by Master MetSun Two, LP (“MetSun II”). MetSun II was organized to invest in entities created for the purpose of acquiring, developing, owning, managing, and disposing of up to fourteen assisted living and/or independent living facilities (the “Facilities”). MetSun II was formed among Master MetSun Two GP, LLC, a Delaware limited liability company (“Sunrise GP”), as the general partner, and Sunrise Senior Living Investments, Inc., a Virginia corporation (“Sunrise LP”), and Metropolitan Connecticut Properties Ventures, LLC, a Delaware limited liability company (“MetLife LLC”), as limited partners (collectively, the “Partners”).

Sunrise LP and Sunrise GP (collectively, “SSLII”) are wholly owned subsidiaries of Sunrise Senior Living, Inc. (“SSLI”). Sunrise LP holds a 19% partnership interest, MetLife LLC holds an 80% partnership interest, and Sunrise GP holds a 1% partnership interest in the Company.

The Company wholly owns four single-purpose limited liability companies and two single-purpose limited partnerships (collectively, the “Operator Entities”) that were organized to develop and own six assisted living Facilities to provide assisted living services for seniors:

Operator Entity	Location	Date Opened
MetSun Two Broomfield CO Senior Living, LLC	Broomfield, CO	May 2009
Sunrise Johns Creek GA Senior Living, LLC	Johns Creek, GA	March 2009
MetSun Two Bloomfield South MI Senior Living, LLC	Bloomfield, MI	March 2009
Sunrise Wake County NC Senior Living, LLC	Cary, NC	July 2009
MetSun Two Simi Valley CA Senior Living, LP	Simi Valley, CA	August 2009
MetSun Two McCandless PA Senior Living, LP	McCandless, PA	June 2009

The Operator Entities have entered into pooling arrangements in which the terms and conditions of the management agreements and development agreements are considered at a consolidated level.

MetSun II and the Operator Entities (collectively, the “Partnership”) shall terminate on July 19, 2012, unless substantially all of its assets are sold or the Partners elect to dissolve MetSun II prior to this date. If all of the Facilities have not been sold by July 19, 2012, MetSun II will automatically extend for periods of one year until all Facilities are sold.

Senior living services include a residence, meals, and nonmedical assistance to elderly residents for a monthly fee. The Facilities’ services are generally not covered by health insurance, and, therefore, monthly fees are generally payable by the residents, their family, or another responsible party.

On August 2, 2011, the Company was restructured with CNL Income SL II Holding, LLC (“CNL”) acquiring a 70% interest and SSLII’s combined interest increasing to 30% the (“2011 Recapitalization”), (see Note 6).

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting — The Company’s consolidated financial statements are prepared in accordance with U.S. generally accepted accounting principles. The accompanying financial statements include the consolidated accounts of the Company after elimination of significant intercompany accounts and transactions. The Company reviewed subsequent events through September 30, 2011, the date the financial statements were issued.

F – 38

Use of Estimates — The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Significant estimates and assumptions have been made with respect to the useful lives of assets, recoverability of investments in property and equipment, recoverable amounts of receivables, amortization periods of deferred costs, and the fair value of financial instruments. Actual results could differ from those estimates.

Property and Equipment — Property and equipment are recorded at cost. Maintenance and repairs are charged to expense as incurred. The Company capitalizes property taxes, insurance, and interest during construction to the extent such assets qualify for capitalization. Interest is capitalized during the period of construction based upon actual interest on borrowings incurred on the specific construction loans for each facility. Interest and other carrying costs are capitalized until the construction is completed and the facility is ready for its intended use. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets, as follows:

Land improvements	15 years
Building and improvements	10-40 years
Furniture, fixtures, and equipment	3-10 years

Property and equipment are reviewed for impairment whenever events or circumstances indicate that the asset’s undiscounted expected cash flows are not sufficient to recover its carrying amount. The Company measures an impairment loss by comparing the fair value of the asset to its carrying amount using Level 3 inputs per Accounting Standards Codification (“ASC”) Fair Value Measurements Topic for non-financial assets and liabilities to determine the estimated fair value of the properties. The Company determines fair values using various methods, including estimated cash flow projections discounted at appropriate rates based on available market information. As of December 31, 2010 and 2009, the Facilities collateralized under the Prudential loans (see Note 4) were measured for impairment due to the default or anticipated defaults. Impairment charges on assets held and used were $36,790,215, $0 and $0 for the years ended December 31, 2010, 2009 and 2008, respectively.

Cash and Cash Equivalents — Cash and cash equivalents include all highly liquid investments with an original maturity of three months or less. Throughout the year, the Company may have cash balances in excess of federally insured amounts on deposit with various financial institutions.

Restricted Cash — Upon commencement of operations, the Company established a capital expenditure reserve to cover the cost of replacements and repairs to the Facilities’ furniture, fixtures, and equipment. The required deposit is $300 per unit in year one, $500 per unit in year two, $1,000 per unit in year three, and $1,000 per unit as increased by the greater of 3% or the consumer price index in subsequent years. As a result of the pooling arrangements entered into by the Company, all amounts in the capital expenditure reserves for the Facilities are considered to be pooled into one account and may be used for any of the Facilities. The balances in the capital reserve were $270,957 and $92,879 as of December 31, 2010 and 2009, respectively and are included in restricted cash in the accompanying consolidated balance sheets.

In 2007, MetLife LLC deposited contributions of $2,041,840 into an escrow account managed by First American Title Company for the benefit of the Company. The funds were released by First American Title Company to the Company in 2008.

The Company amended its loan agreements related to the six loan commitments with Prudential on November 23, 2010. At the time of the amendment, all remaining undisbursed funds attributable to the operating deficit reserves were disbursed into an escrow with Prudential Asset Resources, Inc. Operating deficit guarantees by SSLI to the lenders are to cover operating shortfalls of the Company (as further described in Note 4). The general partner has the ability to request additional capital to be released from the escrow for operating shortfalls and optional shortfall funding at the discretion of Sunrise Senior Living Management, Inc. (“SSLMI”), a wholly owned subsidiary of SSLI and the manager of the Facilities (as further described in Note 4). The balance in the escrow was $3,584,473 and $0 as of December 31, 2010 and 2009, respectively.

F – 39

Allowance for Doubtful Accounts — The Company provides an allowance for doubtful accounts on its outstanding receivables balance based on its collection history and an estimate of uncollectible accounts.

Deferred Financing Costs — Costs incurred in conjunction with obtaining permanent financing for the Company have been deferred and are amortized using the straight-line method, which approximates the effective interest method, to interest expense over the remaining term of the financing. For the years ended December 31, 2010, 2009 and 2008, amortization was $779,815, $1,429,650 and $381,699 respectively, of which $0, $976,433 and $381,699, respectively, was capitalized to building with the remaining $779,815, $453,217 and $0 included in amortization of financing costs in the accompanying consolidated statements of operations, respectively.

Revenue Recognition and Deferred Revenue — Operating revenue consists of resident fee revenue, including resident community fees. Generally, resident community fees approximating 30 to 60 times the daily residence fee are received from residents upon occupancy. Resident community fees are deferred and recognized as income over one year, corresponding to the terms of agreements with residents. The agreements are cancelable by residents with 30 days’ notice. All other resident fee revenue is recognized when services are rendered. The Company bills the residents one month in advance of the services being rendered, and therefore, cash payments received for services are recorded as deferred revenue until the services are rendered and the revenue is earned.

Income Taxes — No provision has been made for federal income taxes, as the liability for such taxes, if any, is that of the Members and not the Company. The Company is subject to franchise taxes in the states of California, Georgia, Michigan, North Carolina and Pennsylvania, where some of the properties are located. These taxes are expensed as incurred and are included in taxes and license fees in the accompanying consolidated statements of operations. The Company is also subject to state income tax for Michigan.

In July 2006, the Financial Accounting Standards Board issued (“FASB”) Interpretation No. 48 (FIN 48), Accounting for Uncertainty in Income Taxes, which has principally been codified in ASC 740-10-25, Income Taxes, Overall Recognition (ASC 740-10-25). ASC 740-10-25 describes a comprehensive model for the measurement, recognition, presentation and disclosure of uncertain tax positions in the financial statements. Under the interpretation, the financial statements will reflect expected future tax consequences of such positions presuming the tax authorities’ have full knowledge of the position and all relevant facts, but without considering time values. The Company adopted the provisions of this statement on January 1, 2009. The adoption of this statement did not have any effect on the Company’s financial position or results of operations, and the Company has no uncertain tax position that requires accrual as of December 31, 2010 and 2009.

Fair Value Measurement — The Company adopted the provisions of ASC Fair Value Measurements Topic for non-financial assets and liabilities on January 1, 2009. The Company had previously adopted the other provisions of fair value measurement for financial assets and liabilities on January 1, 2008. Fair value is based on the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. In order to increase consistency and comparability in fair value measurements, ASC Fair Value Measurements Topic establishes a fair value hierarchy that prioritizes observable and unobservable inputs used to measure fair value into three broad levels. These levels, in order of highest priority to lowest priority, are described below:

Level 1 — Quoted prices (unadjusted) in active markets that are accessible at the measurement date for assets or liabilities.

Level 2 — Observable prices that are based on inputs not quoted on active markets, but corroborated by market data.

Level 3 — Unobservable inputs are used when little or no market data is available.

As of December 31, 2010 and 2009, the carrying amounts of certain financial instruments, including cash and cash equivalents, restricted cash, accounts receivable, accounts payable, accrued expenses, and other liabilities were representative of their fair values because of the short-term maturity of these instruments.

F – 40

3.	TRANSACTIONS WITH AFFILIATES

The Facilities have entered into development agreements with Sunrise Development, Inc. (“SDI”), a wholly owned subsidiary of SSLI, to provide development, design, and construction services for the Facilities. The development fee to be charged by SDI is 5% of budgeted project costs pursuant to the development agreement. Development fees incurred and capitalized into construction in progress were $0, $768,024 and $7,240,322 during 2010, 2009 and 2008, respectively.

In the event of a cost overrun at a Facility, SDI may apply any cost savings from any other Facility that has achieved cost finalization, in accordance with pooling arrangements. Upon cost finalization of all Facilities and the netting of any cost savings against cost overruns, the Members are obligated to contribute the necessary funds to cover the aggregate cost overrun, if any.

Each Operator Entity has entered into a preopening and management agreement with SSLMI for management of its Facility. The agreements provide for a preopening service fee equal to 2% of the Facility’s budgeted project cost, as defined. The preopening management fee is earned and paid ratably on a monthly basis until the day immediately prior to the Facility’s opening date. Upon the opening of each Facility, SSLMI will begin receiving a monthly management fee equal to the greater of (i) 7% of the gross revenues of the Facility or (ii) $250 multiplied by the number of units in the Facility. SSLMI is also entitled to an incentive management fee equal to 25% of the difference between adjusted net operating income, as defined, and target net income, as defined, not to exceed 0.55% of gross revenues, as defined, in any given year. No incentive management fees were incurred during 2010, 2009 and 2008. Preopening fees incurred were $0, $774,774 and $2,385,634 for 2010, 2009 and 2008, respectively and are included in advertising and marketing on the accompanying consolidated statements of operations. Management fees of $2,182,911, $1,119,644 and $0 were incurred in 2010, 2009 and 2008, respectively.

SSLMI shall have the right, but not the obligation, to lend, on a monthly basis, the amount of any operating deficit, as defined and set forth in the management agreement. The operating deficit requirement shall commence on the date on which all working capital reserves have been expended and terminates upon termination of the management contract. As of December 31, 2010 and 2009, there were no operating deficit loans made or outstanding.

The Company receives advances from affiliates that are used for development purposes. These transactions are subject to the right of offset wherein any receivables from the affiliate can be offset by any payables to the affiliates, and therefore, the amounts have been presented net as payable to affiliates-net in the accompanying consolidated financial statements. The amounts are non-interest-bearing and due on demand. Total payables outstanding were $0 and $434,622 at December 31, 2010 and 2009, respectively and are included in payable to affiliates-net on the accompanying consolidated balance sheets. Advances by SDI or SSLI to cover cash shortfalls for development, to the extent required, bear interest at the rate of 6% per annum. Total interest accrued was $0 and $12,148 as of December 31, 2010 and 2009, respectively and is included in payable to affiliates-net in the accompanying consolidated balance sheets. Payments to SSLMI for direct development costs were $739,019, $17,464,025 and $10,487,119 in 2010, 2009 and 2008, respectively.

The management agreements also provide for reimbursement to SSLMI for all direct costs of operations. These transactions are subject to the right of offset wherein any receivables from the affiliate can be offset by any payables to the affiliate, and therefore, the amounts have been presented net as payable to affiliates, net in the accompanying consolidated financial statements. The amounts are non-interest-bearing and due on demand. Payments to SSLMI for direct operating expenses were $20,788,723, $14,897,254 and $0 in 2010, 2009 and 2008, respectively. Amounts due related to these costs at December 31, 2010 and 2009 were $100,265 and $435,095, respectively and are included in payable to affiliates-net in the accompanying consolidated balance sheets.

The Company obtains property, workers compensation, professional and general liability coverage through Sunrise Senior Living Insurance, Inc., an affiliate of SSLI. Related payments totaled $924,401, $768,450 and $66,409 in 2010, 2009 and 2008, respectively. In the accompanying consolidated balance sheets, liability premiums capitalized to building were $0 in 2010 and $115,114 in 2009.

F – 41

4.	NOTES PAYABLE

In March 2008, the Company has entered into separate loan agreements for the six Facilities with Prudential Insurance Company of America (“Prudential”). The loans are secured by the Facilities. The loans are interest only and bear interest at variable rates tied to the London Interbank Offered Rate (“LIBOR”) as disclosed in the table below. The LIBOR rates were 0.26%, 0.23% and 0.44% as of December 31, 2010, 2009 and 2008, respectively. The loans are subject to a LIBOR floor of 2.50%.

A summary of the loan terms and balances at December 31, 2010 and 2009 are as follows:

Facilities	Lender	Interest Rate	Maturity Date	Loan Commitment	Loan Balance as of December 31, 2010	Loan Balance as of December 31, 2009

MetSun Two Broomfield CO	Prudential	LIBOR + 2.08	April 5, 2011	$51,993,000	$49,703,737	$46,104,229
Sunrise Johns Creek GA	Prudential	LIBOR + 2.08	April 5, 2011	15,987,000	14,052,998	13,147,689
MetSun Two Bloomfield South MI	Prudential	LIBOR + 2.08	April 5, 2011	18,945,000	17,708,679	16,657,737
Sunrise Wake County NC	Prudential	LIBOR + 2.08	April 5, 2011	14,698,000	14,266,853	13,260,245
MetSun Two Simi Valley CA	Prudential	LIBOR + 2.08	April 5, 2011	21,895,000	21,895,000	20,991,713
MetSun Two McCandless PA	Prudential	LIBOR + 2.08	April 5, 2011	15,622,000	15,622,000	14,600,146

				$139,140,000	$133,249,267	$124,761,759

The Company is subject to certain debt service and other financial covenants pursuant to its loan agreements described above. Upon an event of default, the lenders have remedies ranging from a written waiver of default to acceleration of the debt obligation.

The loans are cross-collateralized and cross-defaulted. Each loan has two optional one-year extensions, with a final maturity date of March 5, 2012, if certain criteria are met. Under the loan covenants for the Prudential loans, SSLI is required to maintain certain financial conditions. As of December 31, 2009, the Company failed its requirements on the Prudential loans related to the financial condition of SSLI. On November 23, 2010, the Company amended and modified the loan agreements with Prudential which reduced the principal available under the loan, waived the SSLI financial covenants until the fiscal quarter ending September 30, 2010, and disbursed the remaining unfunded operating deficit funds into escrow. SSLII has executed operating deficit guaranty agreements and completion guaranty agreements with Prudential. The Prudential loans are also guaranteed by SSLI through recourse guaranty agreements. In the event certain conditions occur (i.e., borrower files for bankruptcy) as described in the agreements, SSLI unconditionally guarantees the payment and performance on the Prudential loans. As of December 31, 2010, the Company met its requirements related to the financial condition of SSLI. On April 7, 2011, Prudential issued notices of an event of default as the Company failed to pay the loans in full at the maturity date which was April 5, 2011.

On August 2, 2011, as part of the 2011 Recapitalization (Note 6), the Prudential loans were modified, extending the maturity date to April 5, 2014 with two twelve month extensions. The modification required a principal pay down of $28,700,000 funded by SSLI and CNL. The modification also releases SSLII from the operating deficit guarantees and eliminates the previous Debt Service Covenant Ratio (“DSCR”) requirements related to the financial condition of SSLI.

Interest incurred for the years ended December 31, 2010, 2009 and 2008, was $5,942,242, $5,161,606 and $1,232,021, respectively, of which $0, $1,742,463 and $1,232,021 was capitalized to building , respectively, with the remaining $5,942,242, $3,419,143 and $0 included in interest expense on the accompanying consolidated statements of operations, respectively.

The fair value of the Company’s notes payable has been estimated based on current rates offered for debt with the same remaining maturities and comparable collateralizing assets. Changes in assumptions or methodologies used to make estimates may have a material effect on the estimated fair value. Per ASC Fair Value Measurements Topic, the Company has applied Level 2 type inputs to determine that the estimated fair value of the Company’s notes payable were $133,249,264 and $121,710,248 as of December 31, 2010 and 2009, respectively based on a market interest rate of 6.76% and 6.5% at those respective dates.

F – 42

5.	CONTINGENCIES

The Company is involved in claims and lawsuits incidental to the ordinary course of business. While the outcome of these claims and lawsuits cannot be predicted with certainty, management of the Company does not believe the ultimate resolution of these matters will have a material adverse effect on the Company’s consolidated financial position.

6.	SUBSEQUENT EVENTS

On August 2, 2011, the Company was restructured with CNL acquiring a 70% interest and SSLII’s combined interest increasing to 30%. Therefore, MetLife LLC no longer has an ownership interest in the Company. The facilities included in the Company which becomes CNLSun Partners II, LLC (“CNLSun”) are MetSun Two Broomfield CO Senior Living, LLC, Sunrise John Creek GA Senior Living, LLC, MetSun Two Bloomfield South MI Senior Living, LLC, Sunrise Wake County NC Senior Living, LLC, MetSun Two Simi Valley CA Senior Living, LP and MetSun Two McCandless PA Senior Living, LP. CNLSun owns 100% of the interest of CNLSun Two Pool One, LLC which operates the facilities. As part of the new venture agreement with CNL, from the start of year four to the end of year six, SSLI will have a buyout option to purchase CNL’s 70% interest in the venture for a 16% internal rate of return to CNL. In addition, the new venture modified the existing mortgage loan in the amount of $133,200,000 to provide for, among other things, (i) pay down of the loan by approximately $28,700,000 and (ii) an extension of the maturity date of the loan to April 2014 which may be extended by two additional years under certain conditions. In connection with the transaction, SSLI contributed $8,100,000 and CNL contributed $19,000,000 to the new venture. New management and lease agreements were executed.

******

F – 43

CNL LIFESTYLE PROPERTIES, INC.

AND SUBSIDIARIES

UNAUDITED PRO FORMA

CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The Unaudited Pro Forma Condensed Consolidated Balance Sheet of CNL Lifestyle Properties Inc. (the “Company”) is presented as if the acquisition described in Note (b) had occurred on June 30, 2011.

On August 17, 2011, the Company acquired six senior living facilities (the “Properties”) through a joint venture with Sunrise Senior Living Investments, Inc (“Sunrise”). On January 10, 2011, the Company acquired 29 senior living facilities through another joint venture with Sunrise. The acquisition of the Properties are considered related businesses to the previously acquired 29 facilities. The accompanying Unaudited Pro Forma Condensed Consolidated Statements of Operations are presented for the six months ended June 30, 2011 and for the year ended December 31, 2010 (the “Pro Forma Periods”), and include certain pro forma adjustments to illustrate the estimated effect of the acquisitions as if they occurred on January 1, 2010.

This pro forma condensed consolidated financial information is presented for informational purposes only and does not purport to be indicative of the Company’s financial results or condition if the various events and transactions reflected herein had occurred on the dates or been in effect during the periods indicated. This pro forma condensed consolidated financial information should not be viewed as indicative of the Company’s financial results or conditions in the future.

F – 44

CNL LIFESTYLE PROPERTIES, INC.

AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AS OF JUNE 30, 2011

(in thousands, except per share data)

	Historical (a)	Pro Forma Adjustments		Pro Forma

ASSETS
Real estate investment properties, net (including $212,962 related to consolidated variable interest entities)	$1,983,891	$—		$1,983,891
Cash	342,943	(18,960	) (b)	323,983
Mortgages and other notes receivable, net	126,667	—		126,667
Investments in unconsolidated entities	271,862	18,960	(b)	290,822
Deferred rent and lease incentives	88,616	—		88,616
Other assets	59,855	—		59,855
Intangibles, net	25,159	—		25,159
Restricted cash	25,579	—		25,579
Accounts and other receivables	15,788	—		15,788

Total Assets	$2,940,360	$—		$2,940,360

LIABILITIES AND STOCKHOLDERS’ EQUITY
Mortgages and other notes payable (including $61,622 non-recourse debt of consolidated variable interest entities)	$435,943	$—		$435,943
Unsecured senior notes, net of discount	397,063	—		397,063
Other liabilities	63,294	—		63,294
Security deposits	15,287	—		15,287
Accounts payable and accrued expenses	31,172	—		31,172
Due to affiliates	1,517	—		1,517

Total Liabilities	$944,276	$—		$944,276

Commitments and contingencies
Stockholders’ equity:
Preferred stock, $.01 par value per share
200 million shares authorized and unissued	—	—		—
Excess shares, $.01 par value per share
120 million shares authorized and unissued	—	—		—
Common stock, $.01 par value per share
One billion shares authorized at June 30, 2011 324,432 shares issued and 306,294 shares outstanding	3,063	—		3,063
Capital in excess of par value	2,717,016	—		2,717,016
Accumulated deficit	(40,126)	—		(40,126)
Accumulated distributions	(678,282)	—		(678,282)
Accumulated other comprehensive loss	(5,587)	—		(5,587)

	1,996,084	—		1,996,084

Total Liabilities and Stockholders’ Equity	$2,940,360	$—		$2,940,360

F – 45

CNL LIFESTYLE PROPERTIES, INC.

AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2011

(in thousands, except per share data)

	Historical (1)	Pro Forma Adjustments		Pro Forma Results

Revenues:
Rental income from operating leases	$89,679	$—		$89,679
Property operating revenues	93,459	—		93,459
Interest income on mortgages and other notes receivable	6,520	—		6,520

Total revenues	189,658	—		189,658

Expenses:
Property operating expenses	95,166	—		95,166
Asset management fees to advisor	15,311	459	(2)	15,770
General and administrative	7,009	—		7,009
Ground lease and permit fees	6,372	—		6,372
Acquisition fees and costs	6,911	—		6,911
Other operating expenses	4,639	—		4,639
Depreciation and amortization	60,699	—		60,699

Total expenses	196,107	459		196,566

Operating loss	(6,449)	(459)		(6,908)

Other income (expense):
Interest and other expense	(917)	—		(917)
Interest expense and loan cost amortization	(27,292)	—		(27,292)
Equity in earnings (loss) of unconsolidated entities	(1,705)	497	(3)	(1,208)
	—	6,265	(4)	6,265

Total other income (expense)	(29,914)	6,762		(23,152)

Net income (loss)	$(36,363)	$6,303		$(30,060)

Loss per share of common stock (basic and diluted)	$(0.12)			$(0.10)

Weighted average number of shares of common stock outstanding (basic and diluted)	297,376			297,376

F – 46

CNL LIFESTYLE PROPERTIES, INC.

AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2010

(in thousands, except per share data)

	Historical (1)	Pro Forma Adjustments		Pro Forma Results
Revenues:
Rental income from operating leases	$202,029	$—		$202,029
Property operating revenues	86,567	—		86,567
Interest income on mortgages and other notes receivable	15,832	—		15,832

Total revenues	304,428	—		304,428

Expenses:
Property operating expenses	79,365	—		79,365
Asset management fees to advisor	26,808	4,697	(2)	31,505
General and administrative	14,242	—		14,242
Ground lease and permit fees	12,589	—		12,589
Acquisition fees and costs	14,149	—		14,149
Other operating expenses	2,528	—		2,528
Bad debt expense	2,315	—		2,315
Loan loss provision	4,072	—		4,072
Loss on lease termination	55,528	—		55,528
Impairment provision	26,880	—		26,880
Depreciation and amortization	126,223	—		126,223

Total expenses	364,699	4,697		369,396

Operating loss	(60,271)	(4,697)		(64,968)

Other income (expense):
Interest and other income	2,759	—		2,759
Interest expense and loan cost amortization	(50,616)	—		(50,616)
Gain on extinguishment of debt	15,261	—		15,261
Equity in earnings (loss) of unconsolidated entities	10,978	(785	)(3)	10,193

Total other expense	(21,618)	(785)		(22,403)

Net loss	$(81,889)	$(5,482)		$(87,371)

Loss per share of common stock (basic and diluted)	$(0.31)			$(0.33)

Weighted average number of shares of common Stock outstanding (basic and diluted)	263,516			263,516

F – 47

CNL LIFESTYLE PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS

Unaudited Pro Forma Condensed Consolidated Balance Sheet:

(a)	Reflects the Company’s historical balance sheet as of June 30, 2011.

(b)	On August 2, 2011, the Company acquired an ownership interest in a portfolio of six senior living facilities. The Company entered into agreements with Metropolitan Connecticut Property Ventures, LLC, an affiliate of MetLife, Inc., and Sunrise to acquire the portfolio through a new joint venture formed by the Company and Sunrise, CNLSun Partners II, LLC (“CNLSun II”), with an agreed upon value of approximately $131 million. The Company acquired seventy percent (70%) of the membership interests in CNLSun II for an equity contribution of approximately $19.0 million. Sunrise contributed $8.1 million, in cash, for a thirty percent (30%) membership interest in CNLSun II. CNLSun II paid down the portfolio’s existing financing with The Prudential Insurance Company of America by approximately $26.0 million resulting in a principal balance of approximately $104.5 million.

Unaudited Pro Forma Condensed Consolidated Statement of Operations:

(1)	Represents the Company’s historical operating results for the respective pro forma periods being presented.

(2)	Represents asset management fees paid to the Company’s advisor in an amount equal to 0.08334% of the real estate asset value, the outstanding principal amount of any loans and the amount invested in other permitted investments including wholly-owned properties, determined on the basis of cost, plus, in the case of properties owned by any joint venture or partnership in which the Company is a co-venture or partner, the portion of the asset of such properties paid by the Company. The pro forma adjustments include asset management fees for the transactions described in Notes (b) and (3) as if the acquisitions had occurred at January 1, 2010.

(3)	On January 10, 2011, the Company acquired an ownership interest in 29 senior living facilities from US Assisted Living Facilities III, Inc. and Sunrise to acquire the facilities through a new joint venture formed by the Company and Sunrise, valued at $630.0 million (the “Sunrise Venture”). The Company acquired sixty percent (60%) of the membership interests in Sunrise Venture for an equity contribution of $134.3 million, including certain transactional costs. Sunrise contributed cash and its interest in the previous joint venture with Seller for a forty percent (40%) share. The Sunrise Venture obtained $435.0 million in loan proceeds from new debt financing, a portion of which was used to refinance the existing indebtedness encumbering the communities.

The Sunrise Venture and CNLSun II, as described above, are accounted for under the equity method of accounting and the Company records its equity in earnings or losses of the ventures under the hypothetical liquidation at book value (“HLBV”) method of accounting due to the ventures structure and preferences the Company receives on the distributions. Under this method, the Company recognizes income or loss in each period based on the change in liquidation proceeds the Company would received from a hypothetical liquidation of its investment in the ventures from the beginning to the end of the periods presented.

The pro forma adjustment summarized below represents the Company’s equity in earnings (loss) generated from the unconsolidated interests in Sunrise Venture and CNLSun II as described above allocated between the Company and its partners. The following estimated operating results of the properties owned by the Sunrise Venture and CNLSun II and equity in earnings (loss) of the Company are presented as if the investments had been made on January 1, 2010. These amounts were derived from the historical operating results of each of the acquisitions for the periods presented and include the impact of the following pro forma adjustments:

•	In connection with the formation of the ventures, new management agreements were executed. The amounts presented include the impact of the reduction in rates associated with these agreements.

•

The formation of the ventures resulted in a new basis of accounting for the related assets. Depreciation and amortization has been adjusted to reflect the impact of this allocation on the carrying values of land, building and equipment.

•

As part of their formation transactions, the ventures entered into new financing arrangements. The historical results have been adjusted to reflect the terms associated with the new financing arrangements.

•

The impairment provision reflected in the historical results of the CNL Sun II venture for the year ended December 31, 2010 has been eliminated as it does not have continuing impact on the operating results of the venture given the new basis of the assets established as part of the formation transactions.

F – 48

CNL LIFESTYLE PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS

Unaudited Pro Forma Condensed Consolidated Statement of Operations (Continued):

	Pro Forma Periods Ended
	(in Thousands)
	June 30, 2011	December 31, 2010
	CNLSun II	Sunrise Venture	CNLSun II
Revenue	$16,196	$139,453	$26,457
Property operating expenses	(12,162)	(93,780)	(22,009)
Depreciation & amortization expenses	(2,118)	(25,706)	(5,222)
Interest expense	(1,211)	(26,100)	(2,456)
Interest and other income (expense)	5	8	(155)

Net income (loss)	$710	$(6,125)	$(3,385)

Income (loss) allocable to venture partners	$213	$(7,710)	$(1,015)

Income (loss) allocable to the Company on a proforma basis	$497	$1,585	$(2,370)

(4)	In connection with the acquisition of the Sunrise Venture, the venture incurred one-time acquisition fees and costs of approximately $6.3 million that were included in the Company’s historical operating results for the period ended June 30, 2011. These costs were eliminated for the pro forma period ended June 30, 2011.

F – 49